EXHIBIT 4.1


                                   PSINET INC.
                         RETENTION STOCK INCENTIVE PLAN


1.       BACKGROUND AND PURPOSE

         PSINet Inc. (the "Company") hereby establishes the PSINet Inc. Retention Stock Incentive Plan (the "Plan"). The purpose of this Plan is to enable the Company to retain employees who beneficially own less than ten (10%) percent of any class of equity securities of the Company and who are not officers ("non-officer employees") or directors ("non-director employees") of the Company, as well as consultants of the Company who beneficially own less than ten (10%) percent of any class of equity securities of the Company and who are not officers or directors of the Company, and provide them with an incentive to maintain and enhance the Company's long-term performance record ("participants"). It is intended that this purpose will best be achieved by granting eligible participants non-qualified stock options ("NQSOs" or "options") and restricted stock grants, individually or in combination, under this Plan.

2.       ADMINISTRATION

         The Plan shall be administered by a Committee of the Company's Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the participants to whom, and the time or times at which, NQSOs and restricted stock grants (both types of grants are collectively referred to as "awards") shall be granted; (b) to determine at the time of grant whether an award will be a NQSO, a restricted stock grant or a combination of these awards and the number of shares to be subject to each award; (c) to prescribe the form of the award agreements and any appropriate terms and conditions applicable to the awards and to make any amendments to such agreements or awards; (d) to interpret the Plan;
(e) to make and amend rules and regulations relating to the Plan; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding. The Committee shall have the right to impose such terms or conditions in any award agreement as may be required to comply with Section 16(b) and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including imposing additional requirements and/or restrictions in the event a participant becomes an officer or director of the Company following receipt of an award granted pursuant to the Plan. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award granted hereunder.

3.       ELIGIBLE EMPLOYEES

         Awards may be granted under the Plan only to non-officer employees and non-director employees of the Company and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned) who beneficially own less than ten (10%) percent of any class of equity securities of the Company, as well as to consultants who beneficially own less than ten (10%) percent of any class of equity securities of the Company and who are not officers or directors of the Company or its subsidiaries (which

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shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned), who have the capability of making a substantial contribution to the success of the Company.

4.       SHARES AVAILABLE

         The total number of shares of the Company's Common Stock (par value of $0.01 per share) available in the aggregate for awards under this Plan is 30,000,000. Shares to be granted may be authorized and unissued shares or may be treasury shares.

         If an award expires, terminates or is cancelled without being exercised or becoming vested, new awards may thereafter be granted under the Plan covering such shares. No award may be granted more than 10 years after the effective date of the Plan.

5.       TERMS AND CONDITIONS OF NQSO'S

         Each NQSO granted under the Plan shall be evidenced by an NQSO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted.

                  (b) DURATION OF OPTION. The Committee shall establish a period within which the option must be exercised, provided that each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted.

                  (c) OPTIONS NONTRANSFERABLE. Each option by its terms shall not be transferable by the participant otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) to the extent permitted under the option agreement or interpretation of the Committee by gift to family members or entities beneficially owned by family members and shall be exercisable, during the participant's lifetime, only by the participant, the participant's guardian or the participant's legal representative, the participant's transferee under a qualified domestic relations order or other permitted transferee under this section.

                  (d) EXERCISE TERMS. Each option granted under the Plan shall become exercisable on a schedule to be determined by the Committee at the time of grant, which schedule may vary from one grant to another. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary of the date of grant.

                  No outstanding option may be exercised by any person if the employee to whom the option is granted is, or at any time after the date of grant has been, in competition with the Company. The Committee has the sole discretion to determine whether an employee's actions constitute competition with the Company or an affiliated company.

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         The Committee may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes for which this Plan has been established.

                (e) PAYMENT OF EXERCISE PRICE. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company beneficially owned by the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date and must have been held by the participant for more than six (6) months. For this purpose, fair market value shall equal the closing price of the Company's Common Stock on the Nasdaq National Market System on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading.

         Subject to the approval of the Board of Directors upon recommendation by the Committee, in respect of the exercise of options, the Company may loan to the employee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares so purchased upon exercise, such loan to be evidenced by the execution and delivery of a full recourse promissory note. Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Board of Directors. Such promissory note shall be secured by the pledge to the Company of shares having an aggregate fair market value on the date of exercise equal to or greater than the principal amount of such note. An optionee shall have, as to such pledged shares, all rights of ownership, including the right to vote such shares and to receive dividends paid on such shares, subject to the security interest of the Company. Such shares shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Board of Directors, provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

6.       TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS

         The Committee may, evidenced by such written agreement as the Committee shall from time to time prescribe, grant to an eligible participant a specified number of shares of the Company's Common Stock which shall vest only after the attainment of the relevant restrictions described below ("restricted stock"). Such restricted stock shall have an appropriate restrictive legend affixed thereto. A restricted stock grant shall be neither an option nor a sale, but shall be subject to the following conditions and restrictions:

                  (a) Restricted stock may not be sold or otherwise transferred by the participant until ownership vests.

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                  (b) Ownership shall vest only following satisfaction of one or more of the following criteria as the Committee may prescribe:

                  (1) the passage of three years, or such longer period of time as the Committee in its discretion may provide, from the date of grant.

                  (2) the attainment of performance-based goals established by the Committee as of the date of grant. The Committee may establish such performance goals based on any target it may from time to time deem appropriate in its discretion, including one or more of the following:

                      o total shareholder return

                      o earnings per share growth

                      o cash flow growth

                      o return on equity and/or

                  (3) any other conditions the Committee may prescribe,
                      including a non-compete requirement.

                  (c) Except as otherwise determined by the Committee, all rights and title to restricted stock granted to a participant under the Plan shall terminate and be forfeited to the Company upon failure to fulfill all conditions and restrictions applicable to such restricted stock.

                  (d) Except for the restrictions set forth in this Plan and those specified by the Committee in any restricted stock agreement, a holder of restricted stock shall possess all the rights of a holder of the Company's Common Stock (including voting and dividend rights); provided, however, that prior to vesting the certificates representing such shares of restricted stock (and the amount of any dividends issued with respect thereto) shall be held by the Company for the benefit of the participant and the participant shall deliver to the Company a stock power executed in blank covering such shares. As the shares vest, certificates representing such shares shall be released to the participant.

                  (e) All other provisions of the Plan not inconsistent with this section shall apply to restricted stock or the holder thereof, as appropriate, unless otherwise determined by the Committee.

7.       GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

         The Company shall not be required to deliver any certificate upon the grant, vesting or exercise of any award or option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such grant, vesting or exercise may bear a legend restricting transfer absent such compliance. Each award shall be subject to

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the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such awards or the issue or purchase of shares thereunder, such awards may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

8. IMPACT OF TERMINATION OF EMPLOYMENT

                  (a) NQSOS

                  If the employment of a participant terminates by reason of death or disability (as determined by the Committee), any option may be exercised by the participant or, in the event of the participant's death, by the participant's personal representative any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of termination, but only if, and to the extent that, the participant was entitled to exercise the option at the date of such termination. Upon termination of the participant's employment for any reason other than death or disability, any vested option that was exercisable immediately preceding termination may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of such termination. In the event of retirement, the three month period specified in the preceding sentence shall be extended to one year. Notwithstanding the foregoing, an option may not be exercised after termination of employment if the Committee reasonably determines that the termination of employment of such participant resulted from willful acts or failure to act by the participant detrimental to the Company or any of its subsidiaries.

                  (b) RESTRICTED STOCK GRANTS

                  (i) PASSAGE OF TIME VESTING. If a participant has been awarded restricted stock whose vesting is conditioned solely on the passage of time, any termination of employment for any reason shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment except as otherwise provided by the Committee.

                  (ii) PERFORMANCE-BASED VESTING. If a participant has been awarded restricted stock whose vesting is based solely on the attainment of performance-based goals or partly on the attainment of performance-based goals and partly on the passage of time, any termination of employment except death, disability or retirement shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment. A participant who terminates employment on account of death, disability or retirement may, if the performance-based criteria are eventually attained, be awarded (or, in the event of death, the participant's designated beneficiary or personal representative if there is no designated beneficiary shall be awarded) up to a pro rata portion of the restricted shares based on the participant's length of service as of his or her termination of employment over the length of the award period ending on the date the performance-based criteria are satisfied (or the passage of time would have been satisfied, if later, for an award based in part on performance goals and in part on the passage of

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time). The Committee shall have the discretion whether to grant a full pro rata portion of the restricted shares, a lesser portion or no shares at all under this subsection (b)(ii).

                  (c) MISCELLANEOUS TERMINATION PROVISIONS

                  Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan.

                  For purposes of this section, retirement means that a participant terminates employment at or after the date on which the participant reaches any normal retirement age specified in any policy adopted by the Board or, in the absence of such policy, age 65.

                  If the employment of a participant terminates for any reason other than disability, retirement or death, any unpaid balance on any promissory note used in the purchase of stock shall become due and payable upon not less than three months' notice from the Company, which notice may be given at any time after such termination; provided, however, that such unpaid balance on such promissory note shall become due and payable five years from the date of such termination, unless the note has an earlier due date. In the case of termination due to death, any unpaid balance remaining on such note on the date of death shall become due and payable one year from such date.

9.       ADJUSTMENT OF SHARES

                  In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an award under the Plan and the number and kind of unexercised options and unvested shares set forth in awards under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

10.      WITHHOLDING TAXES

                  All awards payable to a participant under the terms of this Plan shall be subject to such federal, state and local income and employment tax withholdings as payments of this type are normally subject. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, or whenever restricted stock vests, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements prior to the delivery of any certificate or certificates for such shares or to take any other appropriate action to satisfy such withholding requirements. Notwithstanding the foregoing, subject to the Company's discretion and such rules as the Committee may promulgate the recipient may satisfy such obligation in whole or in part by electing to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled, provided that the amount of such withholding shall not exceed the Company's statutory withholding requirements.

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11.      NO EMPLOYMENT RIGHTS

                  The Plan and any awards granted under the Plan shall not confer upon any participant any right with respect to continuance as an employee of the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary to terminate the participant's position as an employee at any time.

12.      RIGHTS AS A SHAREHOLDER

                  The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient. The recipient of a restricted stock grant shall have all rights of a shareholder except as otherwise limited by the terms of this Plan.


13.      AMENDMENT AND DISCONTINUANCE

                  The Committee shall have the authority to amend, modify or terminate the Plan, including the authority to materially increase the benefits accruing to participants under the Plan, materially increase the maximum number of shares as to which awards may be granted under the Plan, increase the number of restricted stock grants per year per participant or change the basis for making performance-based awards, change the minimum exercise price of options, change the class of eligible persons or extend the period for which awards may be granted or exercised. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any award shall theretofore have been granted, adversely affect the rights of such participant under such award.

14.      CHANGE IN CONTROL

                  (a) Notwithstanding other provisions of the Plan, in the event of a change in control of the Company (as defined in subsection (c) below), all of a participant's restricted stock awards shall become immediately vested to the same extent as if all restrictions had been satisfied and all options shall become immediately vested and exercisable, unless directed otherwise by a resolution of the Committee adopted prior to and specifically relating to the occurrence of such change in control.

                  (b) In the event of a change in control each participant holding an exercisable option (i) shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan, and (ii) may, subject to Committee approval and after written notice to the Company within 60 days after the change in control, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of surrender of the Common Stock covered by the option or portion thereof which is so surrendered and the option price of such Common Stock under the option.

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                  (c) For purposes of this section, "change in control" means:

                  (1) there shall be consummated

                        i. any consolidation or merger of the Company in
                           which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger; or

                       ii. any sale, lease, exchange or other transfer (in
                           one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (other than to one or more directly or indirectly wholly-owned subsidiaries of the Company); or

                  (2) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                  (3) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 30% beneficial owner; or

                  (4) individuals who constitute the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

15.      EFFECTIVE DATE

                  The effective date of the Plan is November 6, 2000.

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16.      GOVERNING LAW

                  To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to awards, this Plan and any award agreement adopted pursuant to it shall be construed under the laws of the State of New York.



Dated as of November 6, 2000

                                               PSINET INC.


                                               By: /S/ WILLIAM L. SCHRADER
                                               --------------------------------
                                               Chairman and CEO


Date of Board of Directors Approval: November 6, 2000

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